Exhibit 10.5

EXECUTION COPY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NUMBER FIVE TO GOOGLE ORDER FORM AND GOOGLE SERVICES AGREEMENT

This Amendment Number Five (“Amendment 5”) is made effective as of September 1, 2007 (“Amendment 5 Effective Date”), and entered into by and between Answers Corporation (formerly known as Gurunet Corporation), a corporation formed under the laws of Delaware (“Customer”) and Google Inc., a corporation formed under the laws of Delaware with its principal place of business at 1600 Amphitheatre Parkway, Mountain View, California 94043 (“Google”).

Background

1.         Customer and Google entered that certain Google Services Agreement (“GSA”) and Google Services Agreement Order Form (“Order Form”), each effective as of January 28, 2005, each as amended by Amendment Number One to Google Order Form and Google Services Agreement effective as of December 20, 2005 (“Amendment 1”), Amendment Number Two to Google Order Form effective as of January 31, 2006 (“Amendment 2”), Amendment Number Three to the Google Services Agreement and the Google Services Agreement Order Form effective as of September 11, 2006 (“Amendment 3”), and Amendment Number Four to Order Form effective as of December 13, 2006 (“Amendment 4”) (the GSA, Order Form, Amendment 1, Amendment 2, Amendment 3, and Amendment 4 collectively, the “Agreement”) pursuant to which Google provides certain Services (as defined in the Agreement) to Customer; and

2.         The parties now wish to extend the term of the Agreement, revise the tiered schedule for determining the AFS and AFC Revenue Share Percentages, and to implement Customer Search Engine and amend certain terms and conditions of the Agreement, but in all other respects the Agreement shall continue in full force and effect.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

Terms

1.         For the purposes of this Amendment 5, unless otherwise defined herein, capitalized terms used herein shall have the same meanings set forth in the Agreement.

2.         The parties agree to renew the Agreement under the same terms and conditions (except as modified by this Amendment Five) for an additional two (2) years, through January 31, 2010.

3.         The parties agree that the tiered schedule for determining “Customer’s AFS Revenue Share Percentage” on the cover page of the Order Form, as set forth in Section 5 of Amendment 2, shall be deleted in its entirety and replaced with the following:

(i)             if during any calendar month of the Service Term the aggregate of AFS Revenues and AFC Revenues are equal to or greater than * Dollars ($*), then “Customer’s AFS Revenue Share Percentage” shall be * percent (*%) for such month;

(ii)          if during any calendar month of the Service Term the aggregate of AFS Revenues and AFC Revenues are less than * Dollars ($*) but equal to or greater than * Dollars ($*), then “Customer’s AFS Revenue Share Percentage” shall be * percent (*%) for such month; or

(iii)       if during any calendar month of the Service Term the aggregate of AFS Revenues and AFC Revenues are less than * Dollars ($*), then “Customer’s AFS Revenue Share Percentage” shall be * percent (*%) for such month.

4.         The parties agree that the tiered schedule for determining “Customer’s AFC Revenue Share Percentage” on the cover page of the Order Form, as set forth in Section 6 of Amendment 2, shall be deleted in its entirety and replaced with the following:

(i)             if during any calendar month of the Service Term the aggregate of AFS Revenues and AFC Revenues are equal to or greater than * Dollars ($*), then “Customer’s AFC Revenue Share Percentage” shall be * percent (*%) for such month;

(ii)          if during any calendar month of the Service Term the aggregate of AFS Revenues and AFC Revenues are less than * Dollars ($*) but equal to or greater than * Dollars ($*), then “Customer’s AFC Revenue Share Percentage” shall be * percent (*%) for such month; or

(iii)       if during any calendar month of the Service Term the aggregate of AFS Revenues and AFC Revenues are less than * Dollars ($*), then “Customer’s AFC Revenue Share Percentage” shall be * percent (*%) for such month.

5.         The parties agree to add the following as Section 3.37 of the Order Form:

3.37.           “Custom Search Engine” means Google’s custom search engine provided to Customer by Google through the WebSearch Service.

6.         The parties agree to add the following as Section 4.4 of the Order Form:

4.4.             Custom Search Engine. If Customer implements Custom Search Engine, Customer understands and agrees to the following additional provisions, notwithstanding anything to the contrary contained in this Agreement:

4.4.1.                  Beta Feature. The Custom Search Engine has been designated by Google as a Beta Feature (as defined in the GSA) and is therefore provided “as is,” with no representation, warranty or indemnity, express or implied, and any use thereof shall be undertaken solely at Customer’s own risk. Google reserves the right, in its sole discretion, to cease providing Custom Search Engine at any time with thirty (30) calendar days prior written notice to Customer. In the event Google ceases to provide Custom Search Engine pursuant to the preceding sentence, Section 4.4 of this Order Form shall terminate immediately at the end of such thirty (30) days notice period (except as provided herein) and the remaining terms of this Agreement shall remain in full force and effect.

4.4.2.            Metadata Content.

4.4.2.1           Definitions. For purposes of subsection 4.4.2 hereof (including all subsections thereof), the following capitalized terms will have the meanings set forth below.

a.               “Google Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with Google. For these purposes, “control” includes control over greater than fifty percent (50%) of the voting rights or equity interests of Google.

b.              “Google End Users” means end users who access or use the Google Services.

c.               “Google Services” means Google’s products and services that are accessible through and otherwise provided by various computer and electronic technologies, networks (syndicated and otherwise) and systems, including, without limitation, Internet-based services and products accessible through the Google Sites and any Google syndication partner sites.

d.              “Google Site” means any website located at a domain owned by Google or a Google Affiliate, including all subdomains and directories thereof, and all successor sites thereto.

e.               “Metadata Content” means (a) the metadata provided by Customer to Google pursuant to Customer’s use of Custom Search Engine, including, but not limited to, labels and Customer’s submitted associations between labels and URLs, (b) any text, data, images, and other content provided and/or authored by Customer in connection with Customer’s profile page to be displayed to End Users, and (c) any Nickname(s) chosen by Customer, and (d) if Customer elects to so participate, any ratings, reviews and comments provided by Customer to Google pursuant to Custom Search Engine; and any Updates thereto provided to Google by Customer.

f.                 “Nickname(s)” means the name that Customer may select by which Customer and Customer’s Metadata Content shall be identified to End Users; and Updates thereto.

g.              “Updates” means updates, refreshes, corrections and/or other modifications.

4.4.2.2.        License. Subject to the terms and conditions of this Agreement, Customer hereby grants to Google a irrevocable, perpetual, nonexclusive, worldwide and royalty-free right and license to (i) use, copy, modify, distribute, create derivative works based on and display (publicly or otherwise) the Metadata Content through the Google Services, and (ii) allow Google End Users to access and use the Metadata Content through the Google Services. Google may use consultants and other contractors in connection with the performance of its obligations and exercise of its rights under this Section 4.4, provided that such consultants and contractors will be subject to the same obligations as Google. The license granted hereunder may not be sublicensed by Google, except to Google Affiliates, its syndication partners or the syndication partners of any Google Affiliate and Google End Users in connection with their use of the Google Services.

4.4.2.3.        Reservation of Customer Rights. Except for the license granted under this Section 4.4, Customer retains any right, title and interest in and to the Metadata Content. In addition, Customer retains all rights to all other content authored or owned by Customer, to the extent not otherwise licensed or transferred to Google pursuant to other agreements, to which such Metadata Content is attached or associated and used in connection with Custom Search Engine.

4.4.2.4.        Reservation of Google Rights. Notwithstanding anything to the contrary, Customer understands and agrees that nothing in this Agreement will prevent or restrict Google from using data Google obtains from a source other than Customer under this Section 4.4. Customer acknowledges and agrees that it will not have any right, title or interest in any information, content, or data used by Google in conjunction or association with the Metadata Content, and Customer shall not make any claim of ownership or interest in any such information, content, or data. Google and/or its licensors retain all right, title and interest in and to the Google Services, the Google Sites and all content or data forming part of or displayed as part of or through the Google Services or Google Sites, other than the Metadata Content.

4.4.2.5.        Third Party Relations. Customer shall be responsible for accepting and responding to any communication, modification or removal requests initiated by a party that is listed in or otherwise has rights in the Metadata Content where such communication arises out of having its information on the Google Services and pertains to the Metadata Content.

4.4.2.6.        Display and Format of Metadata Content. The rights granted to Google herein include the right to display portions of the Metadata Content on Google Services, Google Sites, Google syndication partner sites and Google Affiliate syndication partner sites, and display any links to web page(s) on which such portions of the Metadata Content reside, all as determined by Google in its sole discretion; provided that, notwithstanding anything to the contrary, nothing in this Section 4.4 obligates Google to make available to Google End Users any or all of the Metadata Content. Google will have the sole right to determine the placement and location of the selected Metadata Content through the Google Services. For the sake of clarity, each party retains sole discretion with respect to the look-and-feel, display and operation of its respective services and websites.

4.4.3.                  Implementation of Custom Search Engine. Customer shall implement Custom Search Engine in a manner that: (a) conforms to the Custom Search Engine Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand treatment guidelines for Custom Search Engine (the “CSE Brand Treatment Guidelines”) as updated by Google from time to time, the current version of which is located at hffp://google.com/coop/docs/cse/branding.html (or other URL that Google may make available from time to time in its sole discretion); (c) conforms to the screenshots and specifications for Custom Search Engine set forth in Exhibit A attached hereto; and (d) otherwise complies with the technical and implementation requirements provided by Google from time to time for Custom Search Engine. Customer agrees that Google’s brand treatment guidelines for WebSearch referenced in Section 4.2(b) above (“WebSearch Brand Treatment Guidelines”) shall apply to Customer’s implementation of Custom Search Engine in addition to the CSE Brand Treatment Guidelines. If any terms of the WebSearch Brand Treatment Guidelines conflict with the terms of the CSE Brand Treatment Guidelines, the terms of CSE Brand Treatment Guidelines shall control.

                                                                              4.4.4.                  Labeling, Branding and Attribution. Each WebSearch Box located on a WebSearch Site which is used in connection with Custom Search Engine and each Results Page containing a WebSearch Results Set shall conspicuously display a graphic (available at http://google.com/coop/docs/cse/branding.html) that indicates that the Custom Search Engine is provided by Google, unless otherwise agreed to or required by Google. The graphic shall link to the Google site located at http://www.google.com or such other address as Google may designate from time to time during the Term. Customer agrees that the labeling, branding and attribution requirements for the

WebSearch Service set forth in Section 4.2.3 above (the “WebSearch Attribution Requirements”) shall apply to Customer’s implementation of Custom Search Engine in addition to the labeling, branding and attribution requirements For Custom Search Engine set forth in this Section 4.4.4 (the “CSE Attribution Requirements”). If any terms of the WebSearch Attribution Requirements conflict with the terms of the CSE Attribution Requirements, the terms of the CSE Attribution Requirements shall control.

4.4.5.                  Custom Search Engine Search Results. Customer acknowledges and agrees that the Search Results displayed in connection with Custom Search Engine will be determined by some or all of the following: (a) the web sites over which the search is to be restricted, filtered or re-ranked, as provided by Customer through its use of Custom Search Engine; (b) labels created by Customer, or a community of which Customer is a member; and/or (c) other Custom Search Engine features that Google may make available from time to time as described in the Custom Search Engine documentation, which can be found at http://google.com/coop/docs/cse/ or other URL that Google may make available from time to time at its sole discretion.

4.4.6.                  Survival. The following sections of this Order Form will survive any termination or expiration of this Agreement: 3.37, 4.4.1 and 4.4.2 (including all subsections thereof).”

7.         The parties agree to add the following as subsections (e) through (h) to the second sentence of Section 6 of the GSA:

“(e) all information provided by Customer to Google in connection with Custom Search Engine is true and accurate; (f) Customer is the owner of or is licensed to use and provide the Metadata Content to Google for use with Custom Search Engine; (g) the Metadata Content does not violate the rights of any third parties, including without limitation infringement or misappropriation of any applicable copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, invasion of rights of privacy, publicity or personality; and (h) the Metadata Content will not contain any material that is fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, or racially or ethnically objectionable, including, without limitation, any material that encourages conduct that would constitute a criminal offense, result in civil liability, or otherwise violate any applicable local, State, national or international law.”

8.         The parties agree to delete subsection (d) of Section 7.2 of the GSA in its entirety and replace it with the following:

“(d) any claim alleging facts that would constitute a breach of Customer’s representations and warranties made in subsections (b), (e), (f), (g) and/or (h) of the second sentence of Section 6; and/or (e) Google’s use of any Metadata Content, provided that such use complies with the requirements of the Agreement.

9.         The terms and conditions of the Agreement, except as amended by this Amendment 5, shall remain in full force and effect. This Amendment 5 may be executed in counterparts, including facsimile counterparts.

IN WITNESS WHEREOF, the parties have executed this Amendment 5 by persons duly authorized as of the Amendment 5 Effective Date.

Google: GOOGLE, INC.		Customer: ANSWERS CORPORATION

By:	/s/ Sanjay Kapor	By:	/s/ Robert S. Rosenschein
Print Name: Sanjay Kapor		Print Name: Robert S. Rosenschein
Title: Director, Strategic Partnerships		Title: CEO
Date: Sep. 21, 2007		Date: Sep. 19, 2007